UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):		September 8, 2021

Solitron Devices, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04978	22-1684144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Electronics Way, West Palm Beach, Florida		33407
(Address of principal executive offices)		(Zip Code)
(561) 848-4311
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Section 8 – Other Events

Item 8.01. Other Events

On September 8, 2021, the Board of Directors of Solitron Devices, Inc. (the “Company”) established December 9, 2021 as the date of the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) and October 12, 2021 as the record date for determination of stockholders entitled to notice of, and to vote at, the 2021 Annual Meeting. Any stockholder proposal to be considered at the 2021 Annual Meeting must be properly submitted to the Company not later than the close of business on September 30, 2021 by submitting it to Mr. Tim Eriksen, Chief Executive Officer, c/o Solitron Devices, Inc., at 3301 Electronics Way, West Palm Beach, FL 33407 or via e-mail at corporate@solitrondevices.com.

All relevant information concerning the 2021 Annual Meeting, including the time and location of the 2021 Annual Meeting and the proposals to be voted on by the stockholders will be included in the Company's 2021 Annual Meeting proxy statement, which will be filed with the Securities and Exchange Commission and become available to the Company's stockholders at a later date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLITRON DEVICES, INC.

September 8, 2021	By:	/s/ Tim Eriksen
Tim Eriksen
Chief Executive Officer and Interim Chief Financial Officer